UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2021

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Definitive Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition

On June 24, 2021, Bionik Laboratories Corp. (the “Company”) issued a press release announcing its financial results and corporate highlights for the fourth quarter and fiscal year ended March 31, 2021.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 18, 2021, Bionik Laboratories Corp. (the “Company”) borrowed an additional $200,000 from RGD Investissements S.A.S., an affiliate of Remi Gaston-Dreyfus, a director of the Company (along with any other lenders under the Agreement, a “Lender” and collectively, the “Lenders”), pursuant to its existing Term Loan and Security Agreement dated as of February 12, 2021 (the “Agreement”), and pursuant to which, among other things, the Company may borrow up to $3,000,000 (such borrowed amount, the “Loan”) from lenders from time to time. Through June 18, 2021, the Company has borrowed an aggregate of $1,553,650 under the Agreement.

RGD Investissements S.A.S. is acting as collateral agent under the Agreement on behalf of the Lenders with customary rights and obligations (as such, the “Collateral Agent”).

Pursuant to the terms of the Agreement, the Company may elect to borrow up to $3,000,000 in the aggregate from time to time, provided (a) an event of default shall not have occurred or be occurring before or immediately after each such additional loan is given effect; (b) additional loans are only to be provided by existing Lenders (or their respective affiliates) and other lenders approved by the Collateral Agent; and (c) any Lender may elect or decline, in its sole discretion, to provide any amount of any requested additional loan.

Each additional loan is to be executed pursuant to one or more joinder agreements.

The principal amount of and interest on the Loan will be due and payable on the earlier of: (i) February 12, 2023 and (ii) the date of receipt by the Company of a minimum of $3,000,000 in equity.

The Loan bears interest at a fixed rate of 1% per month. Without penalty, the Company may prepay the Loan in whole or in part.

The Loan contains customary events of default, which entitles the Lenders holding a majority of the principal amount of the Loan to declare the unpaid principal amount of, and all accrued and unpaid interest on, the Loan, due and payable.

Pursuant to the Agreement, the Company (a) granted to the Collateral Agent, for the ratable benefit of the Lenders and to secure the payment and performance in full of the payment obligations of the Company under the Agreement, security interests in, and (b) pledged and collaterally assigned to the Collateral Agent, for the ratable benefit of the Lenders, the Company’s inventory (the “Security Interest”).

The foregoing is a brief description of the Loan and the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2021 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release, dated June 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2021

BIONIK LABORATORIES CORP.

By:	/s/ Richard Russo
Name:	Richard Russo
Title:	Chief Financial Officer